UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2013

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, Mr. DuGan and the Company entered into a First Amendment (the “Amendment”) to the Employment and Noncompetition Agreement, dated July 1, 2012, as amended (the “Employment Agreement”). Except as provided below, all other terms of the Employment Agreement remain in effect.

Under the Employment Agreement (prior to the Amendment), Mr. DuGan was entitled to receive the remaining cash signing bonus of $200,000 (the “Unpaid CEO Signing Bonus”) payable in three equal annual installments on June 30, 2013, 2014 and 2015. Under the Amendment, Mr. DuGan has waived his right to receive all or any portion of his Unpaid CEO Signing Bonus, thereby reducing his one-time signing bonus of $400,000, half of which was previously paid in July 2012, to $200,000, all of which was payable and previously paid.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	First Amendment, dated April 30, 2013 to the Employment and Noncompetition Agreement, dated July 1, 2012, as amended, between Gramercy Property Trust Inc. and Gordon F. DuGan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	First Amendment, dated April 30, 2013 to the Employment and Noncompetition Agreement, dated July 1, 2012, as amended, between Gramercy Property Trust Inc. and Gordon F. DuGan.